                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              AVATEX CORPORATION
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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     (4) Date Filed:


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

                               AVATEX CORPORATION
                         5910 NORTH CENTRAL EXPRESSWAY
                                   SUITE 1780
                              DALLAS, TEXAS 75206

                                 June 30, 1997

To our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Avatex Corporation, formerly known as FoxMeyer Health Corporation (the "Company") to be held on Tuesday, August 12, 1997, at Le Meridian Hotel, 650 North Pearl Street, Dallas, Texas, 75201, at 10:00 a.m., local time (the "Annual Meeting").

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the business to be transacted at the Annual Meeting. Directors and officers of the Company will be present at the Annual Meeting to respond to any questions that our stockholders may have.

     It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed proxy card at your earliest convenience. Your prompt cooperation will be greatly appreciated.

Very truly yours,
LOGO                                          LOGO
ABBEY J. BUTLER                               MELVYN J. ESTRIN
Co-Chairman of the Board                      Co-Chairman of the Board
and Co-Chief Executive Officer                and Co-Chief Executive Officer

                               AVATEX CORPORATION

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

     The Annual Meeting of Stockholders of Avatex Corporation, formerly FoxMeyer Health Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, August 12, 1997, at Le Meridian Hotel, 650 North Pearl Street, Dallas, Texas, 75201, at 10:00 a.m., local time (the "Annual Meeting"), for the purpose of considering and acting upon the following matters, that are described more fully in the accompanying Proxy Statement:

          (a) To elect three directors to the Company's Board of Directors to hold office for a three year term; and

          (b) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on June 27, 1997 as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     A list of the stockholders entitled to vote at the Annual Meeting will be made available for examination by any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, at the offices of the Company at 5910 North Central Expressway, Suite 1780, Dallas, Texas 75206, commencing on approximately August 1, 1997, and at the Annual Meeting.

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE THAT HAS BEEN PROVIDED FOR YOUR CONVENIENCE AND THAT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROMPT RETURN OF PROXY CARDS WILL ENSURE A QUORUM. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE ANNUAL MEETING AND, IN THAT EVENT, HIS OR HER PROXY WILL NOT BE USED.

                                            By Order of the Board of Directors

                                            /s/ ROBERT H. STONE

                                            ROBERT H. STONE
                                            Secretary

Dallas, Texas
June 30, 1997

                               AVATEX CORPORATION
                         5910 NORTH CENTRAL EXPRESSWAY
                                   SUITE 1780
                              DALLAS, TEXAS 75206
                             ---------------------

                                PROXY STATEMENT
                             ---------------------
                                  INTRODUCTION

     This Proxy Statement is being furnished to holders of shares of common stock of Avatex Corporation, formerly known as FoxMeyer Health Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, August 12, 1997, at Le Meridian Hotel, 650 North Pearl Street, Dallas, Texas, 75201, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. It is expected that the Notice of Annual Meeting, this Proxy Statement and the enclosed proxy card will be mailed to each stockholder who is entitled to vote at the Annual Meeting commencing on or about July 1, 1997.

     Stockholders can ensure that their shares are voted at the Annual Meeting by signing, dating and returning the enclosed proxy card in the envelope provided. The submission of a signed proxy card will not affect a stockholder's right to attend the Annual Meeting and vote in person. Stockholders who execute proxies retain the right to revoke them at any time before they are voted by filing with the Secretary of the Company a written revocation or a proxy bearing a later date, or by attending the Annual Meeting and voting in person. The presence at the Annual Meeting of a stockholder who has signed a proxy card does not itself revoke that proxy.

                               VOTING OF PROXIES

     Proxies will be voted as specified by the stockholders. Where specific choices are not indicated, proxies will be voted FOR the proposals submitted to the stockholders for approval. The proxy card provides space for a stockholder to withhold voting for any or all nominees to the Board of Directors. For purposes of determining the number of votes cast with respect to any voting matter, only those votes cast "for" or "against" are included. Abstentions or broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

     If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have theretofore been effectively revoked or withdrawn).

     If any other matters are properly presented at the meetings for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

                              GENERAL INFORMATION

     Until November 8, 1996, the Company was principally involved in the distribution of a full line of pharmaceutical products and health and beauty aids through FoxMeyer Corporation ("FoxMeyer"), FoxMeyer Drug Company ("FoxMeyer Drug") and other wholly-owned subsidiaries. On August 27, 1996, FoxMeyer, FoxMeyer Drug and certain of their subsidiaries filed for relief under Chapter 11 of the Bankruptcy Code and, on November 8, 1996, sold substantially all of their assets to McKesson Corporation

("McKesson"). The Company did not receive any proceeds from the sale. Thereafter, on March 18, 1997, FoxMeyer and FoxMeyer Drug converted their Chapter 11 cases to cases under Chapter 7 of the Bankruptcy Code.

     The Company is now a holding company that is primarily engaged in owning interests in hotels and office buildings and owning and operating a medical claims processing company. The Company also holds interests in various other corporations, including but not limited to (a) on its own behalf and through a limited liability company, approximately 29.4% (net of minority interest) of Phar-Mor, Inc. ("Phar-Mor"), which operates a chain of over 100 discount retail drugstores devoted to the sale of prescription and over-the-counter drugs, health and beauty aids and other general merchandise, (b) approximately 6.2% of UroHealth Systems, Inc. ("UroHealth"), a developer, manufacturer and distributor for the urology, minimally invasive and general surgery, and gynecology markets,
(c) through an interest in a limited partnership, the equivalent of approximately 8.5% of Carson, Inc. ("Carson"), a global manufacturer of ethnic hair care products for African-Americans and persons of African descent, and (d) 10,000 shares of Series B Preferred Stock of National Steel Corporation.

                                  RECORD DATE

     The Board of Directors has fixed the close of business on June 27, 1997 as the record date for the determination of the stockholders of the Company who are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on June 27, 1997, the Company had issued and outstanding approximately 13,806,375 shares of common stock, par value $5.00 per share ("Common Stock"), excluding shares of Common Stock held in the Company's treasury. The presence at the Annual Meeting, in person or by proxy, of the holders of 40 percent of the issued and outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes, each having a three year term, and the Company's By-laws provide that the total number of directors is to be allocated among the three classes as equally as possible. Two members of the Board whose terms were to expire in 1997, Thomas L. Anderson and William G. Tull, resigned from the Board in February 1996 and September 1996, respectively, and a third member of the Board whose term was to expire in 1997, Sheldon W. Fantle, passed away in December 1996. In addition, two members of the Board whose terms were to expire in 1998, Paul M. Finfer and Alfred H. Kingon, resigned from the Board in February 1997. On February 12, 1997, the remaining members of the Board elected three new directors to serve out the terms of Messrs. Anderson, Tull and Fantle until the Company's 1997 Annual Meeting and two new directors to serve out the terms of Messrs. Finfer and Kingon until the Company's 1998 annual meeting.

     The three members of the Board of Directors whose terms expire at the Annual Meeting are Hyman H. Frankel, Fred S. Katz and Charles C. Pecarro. The remaining members of the Board are (a) William A. Lemer and John L. Wineapple, who were previously elected by the Company's Board to serve until the Company's 1998 annual meeting, and (b) Abbey J. Butler and Melvyn J. Estrin, who were previously elected by holders of Common Stock to serve until the Company's 1999 annual meeting. Messrs. Frankel, Katz and Pecarro have been nominated by the Board of Directors to serve until the annual meeting of stockholders to be held in 2000.

     All properly executed proxies received in response to this solicitation will be voted. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxies solicited by the Board of Directors to vote FOR the re-election of Messrs. Frankel, Katz and Pecarro to the Board. If events not now known or anticipated makes any of them unable to serve, the proxies will be voted, at the discretion of the holders thereof, for other nominees supported by the Board of Directors of the Company in lieu of those unable to serve.

     The following sets forth information concerning the members of the Board of
Directors:

TERMS EXPIRING IN 1997:

HYMAN H. FRANKEL, PHD.                    Hyman H. Frankel, PhD., has served as a Director of the
(76)                                      Company since February 1997. Dr. Frankel holds a PhD. in
                                          Sociology, and has served as consultant to the Company since
                                          1992. See "COMPENSATION OF DIRECTORS" below. He has served as
                                          President and a director of Human Service Group, Inc., a
                                          private management and investment firm, and was also a founder and has served as an executive officer and a director of
                                          University Research Corporation since 1965. Both of these
                                          companies are controlled by Mr. Estrin. Dr. Frankel has also served as Chairman of the Board of The Center for Human
                                          Service, Inc., a non-profit health and education research
                                          organization, and as Vice President and a director of American
                                          Health Services, an operator of general and psychiatric
                                          hospitals and nursing homes. Dr. Frankel has held teaching and research positions in social sciences at a number of
                                          universities throughout the United States during the past 35 years, and has served in various capacities in connection with a number of government commissions and other programs.
FRED S. KATZ                              Fred S. Katz has served as a Director of the Company since
(58)                                      February 1997. Mr. Katz is President of First Taconic Capital
                                          Corporation, a private merchant banking and consulting firm since 1996. Mr. Katz has also served as a Managing Director of
                                          Whale Securities, L.P., a registered broker-dealer and member of the National Association of Securities Dealers, Inc., since
                                          June 1991, and as Chairman of the Board of Cyclone, Inc.
                                          ("Cyclone"), a former business unit of USX Corporation, since
                                          1994. In 1995, a subsidiary of the Company, M & A Investments,
                                          Inc. ("M&A"), invested in Cyclone. See "COMPENSATION COMMITTEE
                                          INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
                                          DECISIONS" below. Mr. Katz has over 30 years of diversified investment and merchant banking experience specializing in investments in emerging growth companies and industries
                                          through private placements or public offerings of securities.
CHARLES C. PECARRO                        Charles C. Pecarro has served as a Director of the Company
(59)                                      since February 1997. Mr. Pecarro is the Chief Financial
                                          Officer of Human Service Group, Inc. and University Research
                                          Corporation, both of which are companies controlled by Mr.
                                          Estrin. Mr. Pecarro has worked for the companies since 1972, and he has been a certified public accountant since 1968. Mr.
                                          Pecarro also serves on the Board of Directors of the Center for Technical Cooperation, a private non-profit corporation.

TERMS EXPIRING IN 1998:

WILLIAM A. LEMER                          William A. Lemer has served as a Director of the Company since
(56)                                      February 1997. Mr. Lemer is a private investor and real estate developer. He has served as President of Bethesda Avenue
                                          Photo, Inc. and Pentagon Concourse Photo, Inc., franchisees of
                                          One Hour Moto Photo, since June 1992. Since April 1988, he has been the general partner of Metro Associates Limited
                                          Partnership, which owns a shopping center in Woodbridge,
                                          Virginia. Until March 1997, Mr. Lemer also served as a
                                          Director of Ben Franklin Retail Stores, Inc. ("Ben Franklin"),
                                          which was engaged in the franchising and operation of crafts stores and the wholesale distribution of products to those stores. The Company owns approximately 17% of the outstanding stock of Ben Franklin, which filed for protection under
                                          Chapter 11 of the Bankruptcy Code in July 1996. Mr. Lemer is
                                          the brother-in-law of Mr. Estrin.
JOHN L. WINEAPPLE                         John L. Wineapple has served as a Director of the Company
(57)                                      since February 1997. Mr. Wineapple has been the principal of
                                          John Wineapple Associates, Inc., a marketing and business
                                          development consulting firm that has advised such clients as
                                          Regent International, Inc., Fleet Street, Ltd., Moretz, Inc.,
                                          Sara Lee Corporation and Wal-Mart Stores, Inc., since 1995.
                                          Mr. Wineapple is also the Chairman and Chief Executive Officer of Visual Effect, LLC, a strategic planning and consulting firm to the retail and manufacturing industries, specializing in visual and merchandise display since 1996. From 1989 to
                                          1995, he served as Senior Vice President and Partner of
                                          ScotchMaid, Inc., a division of Sara Lee Corporation engaged in mass market distribution to large retailers. Mr. Wineapple also served as an independent director of FoxMeyer Funding,
                                          Inc., a subsidiary of FoxMeyer, during a portion of Fiscal
                                          1997.

TERMS EXPIRING IN 1999:

ABBEY J. BUTLER                           Abbey J. Butler has served as a director of the Company since
(60)                                      1990. Mr. Butler has also served as Co-Chairman of the Board of the Company since March 1991, and was appointed Co-Chief
                                          Executive Officer of the Company in October 1991. He also
                                          serves as managing partner of Centaur Partners, L.P., an
                                          investment partnership with ownership interests in the
                                          Company, as well as the President and a director of C.B.
                                          Equities Corp., a private investment company. Mr. Butler
                                          presently serves as a director and a member of the Executive
                                          Committee of FWB Bancorporation ("FWB"), the holding company of Grand Bank, Maryland, and, in connection with investments by the Company and its subsidiaries, as a director of
                                          Phar-Mor, UroHealth, Carson and Cyclone. Mr. Butler is a
                                          trustee and a member of the Executive Committee of the Board of Trustees of The American University, and a director of the
                                          Starlight Foundation, a charitable organization. He was
                                          appointed by President George Bush to serve on the President's
                                          Advisory Committee on the Arts, and he now serves as a member of the Executive Committee of the National Committee for the
                                          Performing Arts, John F. Kennedy Center, Washington, D.C. Mr.
                                          Butler has also served as Co-Chairman of the Board of FoxMeyer since March 1991 and was Co-Chief Executive Officer of
                                          FoxMeyer from May 1993 to November 1996, and also served as
                                          Co-Chairman of the Board of Ben Franklin from November 1991 until March 1997. FoxMeyer, FoxMeyer Drug and Ben Franklin each filed for relief under Chapter 11 of the Bankruptcy Code in 1996.
MELVYN J. ESTRIN                          Melvyn J. Estrin has served as a director of the Company since
(54)                                      1990. Mr. Estrin has also served as Co-Chairman of the Board of the Company since March 1991 and was appointed Co-Chief
                                          Executive Officer of the Company in October 1991. Mr. Estrin
                                          serves as managing partner of Centaur Partners, L.P., an
                                          investment partnership, and has served as Chairman of the
                                          Board and Chief Executive Officer of Human Service Group,
                                          Inc., a private management and investment firm, since 1983.
                                          Mr. Estrin presently serves as a director and a member of the
                                          Executive Committee of FWB, as a director of Washington Gas
                                          Light Company, and, in connection with investments by the
                                          Company and its subsidiaries, as a director of Phar-Mor,
                                          UroHealth and Carson. Mr. Estrin also served as a Trustee of the University of Pennsylvania and was appointed by President
                                          George Bush to serve as Commissioner of the National Capital
                                          Planning Commission. Mr. Estrin has also served as Co-Chairman of the Board of FoxMeyer since March 1991 and was Co-Chief
                                          Executive Officer of FoxMeyer from May 1993 to November 1996, and also served as Co-Chairman of the Board of Ben Franklin from November 1991 until March 1997. FoxMeyer, FoxMeyer Drug and Ben Franklin each filed for relief under Chapter 11 of the
                                          Bankruptcy Code in 1996.

                             THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors had three ongoing committees at the conclusion of the fiscal year ended March 31, 1997 ("Fiscal 1997"). The principal responsibilities and membership of each committee are described in the following paragraphs.

     Audit Committee. The Audit Committee reviews the work of the Company's independent auditors and management to ensure that each is properly discharging its responsibilities in the area of financial controls and reporting. This committee is presently comprised of Mr. Katz, who is the Chairman, and Mr. Wineapple. This committee held two meetings during Fiscal 1997.

     Executive and Nominating Committee. The Executive and Nominating Committee has the authority to exercise substantially all of the powers of the Board of Directors in the management and business affairs of the Company, except it does not have the authority to declare dividends, authorize the issuance of Common Stock, modify the Company's Restated Certificate of Incorporation or By-laws, adopt any agreement of merger or consolidation or recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's assets or the dissolution of the Company. In addition, this committee recommends prospective nominees for election to the Board of Directors. As a consequence, the occasions on which this committee is required to take action are limited. The members of this committee are Messrs. Butler and Estrin. This committee met once in Fiscal 1997 in connection with the nomination and election of new directors in February 1997.

     Finance and Personnel Committee. The Finance and Personnel Committee was formed in February 1997 by combining the functions of two predecessor committees, the Finance and Pension Committee and the Personnel and Compensation Committee. The Finance and Personnel Committee reviews and monitors the financial planning and structure of the Company, the performance of investments in the Company's pension plans, and the performance of the management of the Company. This committee also determines the compensation of management and makes recommendations with respect to the establishment of management compensation plans. This committee is presently comprised of Mr. Wineapple, who is the Chairman, and Messrs. Katz and Lemer. The Finance and Pension Committee held one meeting, the Personnel and Compensation Committee held twelve meetings, and the Finance and Personnel Committee held one meeting in Fiscal 1997.

MEETINGS OF THE BOARD OF DIRECTORS

     During Fiscal 1997, there were eleven meetings of the Board of Directors. Each director attended at least 75 percent of the meetings of the Board of Directors and the committees of the Board of Directors of which he was a member in Fiscal 1997.

COMPENSATION OF DIRECTORS

     Directors who are not officers or employees of the Company or one of its subsidiaries or members of the Executive and Nominating Committee receive an annual fee of $22,500. They also receive $1,000 for each meeting of the Board of Directors or of a committee of the Board of Directors (other than the Executive and Nominating Committee) they attend. Chairmen of each of the committees receive an additional $1,000 for each meeting of the committee they attend. Directors are reimbursed for travel and lodging expenses in connection with Board and committee meetings.

     Under the terms of the Company's 1993 Stock Option and Performance Award Plan, directors who are not officers or employees of the Company or one of its subsidiaries are automatically granted options to purchase 15,000 shares of Common Stock when first elected to serve on the Board of Directors and, in each year each director continues to serve as a member of the Board of Directors, options to purchase 1,000 shares of Common Stock on the third trading date following the later of (i) the date on which the annual meeting of the Company's stockholders, or any adjournment thereof, is held each year or (ii) the date on which the

Company's earnings for the fiscal quarter immediately preceding the date of such annual meeting are released to the public.

     The Company has a Director's Retirement Plan that provides for the payment of retirement benefits to directors who have a minimum number of years of service, other than directors who are, or at any time subsequent to December 31, 1975 have been, officers of the Company or an affiliated corporation. Each qualifying director is entitled, at the later of retirement or age 60, to receive a monthly benefit for a period equal to his years of service or 15 years, whichever is less. Such monthly benefit is equal to one-twelfth ( 1/12) of the highest annual fee in effect for directors during such director's years of service on the Board of Directors.

     One of the outside directors of the Company, Hyman H. Frankel, has also served as a Business Consultant to the Company since February 1992. Dr. Frankel and the Company are parties to a written consulting agreement that is terminable by either party on thirty day's prior written notice. Under the agreement, the Company pays Dr. Frankel a monthly consulting fee of $7,500.

                               EXECUTIVE OFFICERS

     A brief biography of each executive officer of the Company (other than the Co-Chairmen of the Board and Co-Chief Executive Officers, whose biographies are set forth above) who served during Fiscal 1997 is provided below. Executive officers are typically elected by the Board of Directors at its annual meeting and hold office until the next annual meeting of the Board of Directors or until their successors have been duly elected and qualified. All of these individuals were formerly officers of FoxMeyer and FoxMeyer Drug, which filed for relief under Chapter 11 of the Bankruptcy Code in 1996.

     Edward L. Massman, age 38, has served as Senior Vice President and Chief Financial Officer of the Company since May 1996. Prior thereto, he served the Company as Senior Vice President of Finance and Controller since February 1996, as Vice President and Controller since July 1994 and as Controller since July 1993. He also served as Senior Vice President and Chief Financial Officer of FoxMeyer and FoxMeyer Drug from May 1996 to September 1996 and, prior thereto, as Vice President and Controller from September 1994 to February 1996 and as Director of Accounting since September 1990. Mr. Massman was employed by Deloitte & Touche LLP from January 1983 to September 1990, serving most recently as Senior Audit Manager.

     Grady E. Schleier, age 45, has served as Vice President and Treasurer of the Company since November 1995. He also served as Vice President and Treasurer of FoxMeyer and FoxMeyer Drug from November 1995 to November 1996 and, prior thereto, as Director of Project Finance since June 1993. He also served as Treasurer of FoxMeyer Canada Inc. ("Fox Canada"), a former subsidiary of the Company, until October 1996. Mr. Schleier was the Chief Financial Officer and a director of American EnviroTech, Inc., a hazardous waste management company, from February 1988 to September 1992.

     Scott E. Peterson, age 45, has served as Vice President -- Finance and Controller of the Company since November 1996. He served as Vice President and Controller of FoxMeyer and FoxMeyer Drug from March 1996 to November 1996 and, prior thereto, as Assistant Controller since May 1995. Mr. Peterson served in various capacities, most recently Vice President, Controller, Assistant Secretary and Treasurer, for Tom Thumb Food & Drugs, Inc. from February 1993 to July 1994. Prior thereto, he was Vice President and Treasurer of Tom Thumb Stores, Inc. from September 1989 to January 1993.

     Robert H. Stone, age 37, has served as Vice President, General Counsel and Secretary of the Company since November 1996. From November 1994 to November 1996, he served as Associate General Counsel and Assistant Secretary of the Company, FoxMeyer and FoxMeyer Drug. Mr. Stone was an attorney with the law firm of Jones, Day, Reavis & Pogue from 1986 to November 1994.

FORMER EXECUTIVE OFFICERS

     William L. Estes, age 50, served as Chief Operating Officer of FoxMeyer and FoxMeyer Drug from February 1, 1996 to November 8, 1996, when he accepted a position with McKesson. Mr. Estes was not an officer of the Company. Prior to February 1, 1996, he served FoxMeyer and FoxMeyer Drug as Executive Vice President since 1995, as Senior Vice
President -- Sales and Operations since August 1994 and as Senior Vice
President -- Operations since December 1993. Mr. Estes was Vice President and Chief Operating Officer of the U.S. operations of The Body Shop, Inc. from October 1991 to December 1993.

     Kevin J. Rogan, age 45, served as Senior Vice President, General Counsel and Secretary of the Company from September 1994 until November 1996, when he accepted a position with McKesson. He also served as Senior Vice President, General Counsel and Secretary of FoxMeyer and FoxMeyer Drug from September 1994 until November 1996. From March 1992 to August 1994, he was Senior Vice President, General Counsel and Secretary of Pearle Vision, Inc., and from 1988 to 1992 he was Vice President and General Counsel of The Haagen-Dazs Company, Inc, both of which were subsidiaries of Grand Metropolitan PLC.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation for the three fiscal years ended March 31, 1997 received by the Company's Co-Chief Executive Officers and the next three most highly compensated executive officers of the Company in Fiscal 1997, and by the former Chief Operating Officer and the former Senior Vice President, General Counsel and Secretary of the Company, each of whom would have been one of the five most highly compensated executive officers of the Company but for the fact that he was not serving as an executive officer of the Company on March 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                   ANNUAL COMPENSATION                 (A)
                                          --------------------------------------   ------------
                                                                                      AWARDS
                                                                                   ------------
                                                                                    SECURITIES
                                                                    OTHER ANNUAL    UNDERLYING     ALL OTHER
                                 FISCAL                             COMPENSATION     OPTIONS/     COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR    SALARY($)   BONUS($)(B)      ($)(C)        SARS(#)         ($)(D)
  ---------------------------    ------   ---------   -----------   ------------   ------------   ------------
Abbey J. Butler(E)                1997     649,765            0        (K)           994,640         4,154
Co-Chairman of the                1996     858,000            0       198,978         50,000         4,620
Board and Co-Chief                1995     804,761      700,000       108,058        800,000         4,995
Executive Officer
Melvyn J. Estrin (E)              1997     649,765            0        (K)           994,640         4,154
Co-Chairman of the                1996     858,000            0       201,176         50,000         4,620
Board and Co-Chief                1995     804,761      700,000       109,234        800,000         4,995
Executive Officer
Edward L. Massman(F)              1997     203,364      500,000        (K)            52,000         4,184
Senior Vice President and         1996     162,711            0        (K)            30,000         4,620
Chief Financial Officer           1995     118,369       32,500        (K)            22,000         4,229
Grady E. Schleier(G)              1997     153,168       82,500        (K)            20,000         3,199
Vice President and                1996     113,230        8,958        (K)             3,000         3,608
Treasurer                         1995     102,624        6,700        (K)             2,000         2,328
Scott E. Peterson (H)             1997     133,167       82,000        (K)            20,000             0
Vice President -- Finance         1996      77,000        7,917        (K)             2,000             0
and Controller                    1995           0            0        (K)                 0             0
FORMER EXECUTIVE OFFICERS:
William L. Estes, (I)             1997     202,558       16,250        (K)           150,000         3,931
Chief Operating Officer,          1996     237,500            0        31,995        160,000         4,620
FoxMeyer Corporation              1995     195,000       15,000             0              0         1,500
Kevin J. Rogan (J)                1997     116,923      209,500        (K)            25,000         3,288
Senior Vice President,            1996     187,500            0        (K)             8,000         2,850
General Counsel and Secretary     1995      96,923            0        (K)            20,000             0

---------------

(A) The Company made no awards of restricted stock and no payments under any long term incentive plan ("LTIP") during the three fiscal years ended March 31, 1997 to any of the executive officers of the Company named in the Summary Compensation Table.

(B) There were no annual performance bonuses paid to any of the named executive officers for Fiscal 1997. The amount set forth under "Bonus" for Fiscal 1997 includes amounts (i) paid by FoxMeyer Drug on November 1, 1996 pursuant to two orders entered by the United States Bankruptcy Court in its Chapter 11 case that approved a Stay Pay Program ("Stay Pay") and (ii) paid by the Company in respect of the individual's agreement to be employed by the Company and thereby forego additional compensation and severance benefits to which he was entitled under his Employment Agreement with FoxMeyer, which had been assumed by McKesson ("Retention Bonus").

(C) The amount set forth under "Other Annual Compensation" includes amounts paid by the Company or FoxMeyer to each executive officer under FoxMeyer's Supplemental Savings Plan, which was a nonqualified plan for employees whose contributions to the FoxMeyer 401(k) Plan were limited by the Internal Revenue Code's limitations on elective contributions thereto and was terminated by FoxMeyer on January 1, 1996, any personal use of corporate property by the executive officer, and other personal benefits.

(D) Represents amounts contributed by the Company or FoxMeyer to each executive officer's account under FoxMeyer's 401(k) Plan through November 1996.

(E) In Fiscal 1997, Mr. Butler and Mr. Estrin each received $350,000 from the Company for serving as Co-Chairman of the Board and Co-Chief Executive Officer of the Company, $231,314 from FoxMeyer for serving until November 1996 as Co-Chief Executive Officer of FoxMeyer, and $68,451 from Ben Franklin for serving until March 1997 as Co-Chairman of the Board of Ben Franklin. In addition to the amounts set forth in the Summary Compensation Table above, in Fiscal 1997, Mr. Butler and Mr. Estrin received severance payments from McKesson, which assumed FoxMeyer's obligations under their respective employment agreements with FoxMeyer in connection with McKesson's acquisition of substantially all of the assets of FoxMeyer and FoxMeyer Drug.

     In Fiscal 1996, Mr. Butler and Mr. Estrin each received $350,000 from the Company for serving as Co-Chairman of the Board and Co-Chief Executive Officer of the Company, $400,000 from FoxMeyer for serving as Co-Chairman of the Board and Co-Chief Executive Officer of FoxMeyer and $108,000 from Ben Franklin for serving as Co-Chairman of the Board of Ben Franklin. In Fiscal 1996, Mr. Butler received $174,736, and Mr. Estrin received $181,281, under FoxMeyer's Supplemental Savings Plan, which amounts exceeded 25% of the total Other Annual Compensation received by each of them in Fiscal 1996.

     In Fiscal 1995, Mr. Butler and Mr. Estrin each received $387,507 from the Company for serving as Co-Chief Executive Officer of the Company, $331,254 from FoxMeyer for serving as Co-Chairman of the Board and Co-Chief Executive Officer of FoxMeyer and $86,000 from Ben Franklin for serving as Co-Chairman of the Board of Ben Franklin. For Fiscal 1995, Mr. Butler and Mr. Estrin each received a $650,000 bonus from the Company and a $50,000 bonus from Ben Franklin.

     In Fiscal 1997, all of the options to purchase 994,640 shares of Common Stock that were previously granted to each of Mr. Butler and Mr. Estrin, including options to purchase 99,440 shares of Common Stock that expired in Fiscal 1997, were repriced and/or granted by the Company. See "TEN-YEAR OPTION/SAR REPRICINGS" below.

     In Fiscal 1996, Mr. Butler and Mr. Estrin were each granted options to purchase 50,000 shares of the Company's Common Stock. In addition, Ben Franklin canceled options to purchase 118,000 shares of Ben Franklin common stock, at exercise prices between $3.875 and $5.00 per share, that were previously granted to Mr. Butler and Mr. Estrin in their capacity as Co-Chairman of the Board of Ben Franklin, and granted each of them replacement options to purchase 118,000 shares of Ben Franklin common stock at $1.8125 per share.

     In Fiscal 1995, Mr. Butler and Mr. Estrin were each granted options to purchase 800,000 shares of the Company's Common Stock and each also accepted the offer of the Company's Board of Directors to receive a cash payment equal to the difference between the exercise price and the closing market price on October 26, 1994 with respect to the options to purchase 440,000 shares of the Company's Common

     Stock granted to each of them in Fiscal 1993, or $935,000. In addition, in their capacity as Co-Chairman of the Board of Ben Franklin, Mr. Butler and Mr. Estrin were each granted options to purchase 50,000 shares of Ben Franklin common stock.

     In addition to the amounts set forth in the Summary Compensation Table above, in Fiscal 1997 (i) in their capacity as directors of Phar-Mor, Mr. Butler and Mr. Estrin were each paid $25,000 in annual director fees, plus per meeting fees with respect to meetings of Phar-Mor's Compensation Committee in the amount of $4,000 and $2,000, respectively, and were each granted options to purchase 5,000 shares of Phar-Mor common stock and credited with 4,050 shares of Phar-Mor common stock under its Phantom Stock Plan, and (ii) in their capacity as directors of UroHealth, Mr. Butler and Mr. Estrin were paid $11,000 and $10,000 in director fees, respectively, and were each granted options to purchase 7,500 shares of UroHealth common stock. In addition, during a portion of Fiscal 1997, Mr. Butler served as a director of CST Entertainment, Inc. ("CST"). The Company has been unable to obtain any information from CST regarding director fees because it liquidated its assets and filed for relief under Chapter 7 of the Bankruptcy Code during Fiscal 1997.

     In addition to the amounts set forth in the Summary Compensation Table above, in Fiscal 1996 (i) in their capacity as directors of Phar-Mor, Mr. Butler and Mr. Estrin were each paid $25,000 in annual director fees, plus per meeting fees, and were each granted options to purchase 5,000 shares of Phar-Mor common stock and (ii) in their capacity as directors of UroHealth, Mr. Butler and Mr. Estrin were each paid $1,000 in director fees and were each granted options to purchase 7,500 shares of UroHealth common stock. In addition, in his capacity as a director of CST, Mr. Butler was granted warrants to purchase 50,000 shares of CST common stock during CST's fiscal year ended June 30, 1996. In Fiscal 1995, in their capacity as directors of Fox Canada, Mr. Butler and Mr. Estrin were each granted options to purchase 100,000 shares of its common stock.

(F) Mr. Massman also served until September 1996 as Senior Vice President of FoxMeyer and FoxMeyer Drug, which paid all of his compensation for services rendered in Fiscal 1997 through September 1996 and all of Fiscal 1996 and Fiscal 1995, except that in Fiscal 1995, the Company paid $20,000 of his bonus. In Fiscal 1997, Mr. Massman was paid $100,000 pursuant to an August 8, 1996 incentive agreement relating to the sale of the assets of FoxMeyer and FoxMeyer Drug. In addition, as a Retention Bonus and for coordinating the separation and relocation of the Company from FoxMeyer, the Company, pursuant to the terms of his Employment Agreement, paid Mr. Massman $300,000 and assigned to him a 50% interest in all amounts received by the Company from the proceeds of any sale of any assets of or its interests in Alumet Partnership. As of the date of the assignment, the fair market value of the assignment was estimated to be $100,000. If and when the assets of the Partnership or its mineral rights are sold or leased, the value of the assignment may be greater than $100,000.

     In Fiscal 1997, all of the options to purchase 52,000 shares of Common Stock that were previously granted to Mr. Massman in Fiscal 1996 and Fiscal 1995 were repriced by the Company. See "TEN-YEAR OPTION/SAR REPRICINGS" below.

(G) Mr. Schleier also served until November 1996 as Vice President and Treasurer of FoxMeyer and FoxMeyer Drug, which paid all of his compensation for services rendered in Fiscal 1997 through November 1996 and all of Fiscal 1996 and Fiscal 1995, including $7,500 in Stay Pay in Fiscal 1997. Pursuant to his Employment Agreement, the Company paid Mr. Schleier $75,000 as a Retention Bonus in Fiscal 1997, and all of the options to purchase 20,000 shares of Common Stock that were previously granted to Mr. Schleier earlier in Fiscal 1997 and in Fiscal 1996 and Fiscal 1995 were repriced by the Company. See "TEN-YEAR OPTION/SAR REPRICINGS" below.

(H) Mr. Peterson also served until November 1996 as Vice President -- Finance and Controller of FoxMeyer and FoxMeyer Drug, which paid all of his compensation for services rendered in Fiscal 1997 through November 1996 and in Fiscal 1996, including $7,000 in Stay Pay in Fiscal 1997. Pursuant to his Employment Agreement, the Company paid Mr. Peterson $75,000 as a Retention Bonus in Fiscal 1997, and all of the options to purchase 20,000 shares of Common Stock that were previously granted to

    Mr. Peterson earlier in Fiscal 1997 and in Fiscal 1996 were repriced by the Company. See "TEN-YEAR OPTION/SAR REPRICINGS" below.

(I) Mr. Estes served until November 1996 as Chief Operating Officer of FoxMeyer and FoxMeyer Drug, which paid all of his compensation for services rendered in Fiscal 1997, Fiscal 1996 and Fiscal 1995. In Fiscal 1997, FoxMeyer Drug paid Mr. Estes $16,250 as Stay Pay and, in Fiscal 1996, Mr. Estes was granted options to purchase a total of 160,000 shares of the Company's Common Stock. In Fiscal 1997, options to purchase 150,000 shares of Common Stock that were granted to Mr. Estes in Fiscal 1996 were repriced. See "TEN-YEAR OPTION/SAR REPRICINGS" below.

(J) Mr. Rogan also served until November 1996 as Senior Vice President, General Counsel and Secretary of FoxMeyer and FoxMeyer Drug, which paid all of his compensation for services rendered in Fiscal 1997, Fiscal 1996 and Fiscal 1995. In Fiscal 1997, Mr. Rogan was paid $200,000 pursuant to an August 8, 1996 incentive agreement relating to the sale of the assets of FoxMeyer and FoxMeyer Drug and $9,500 in Stay Pay. In Fiscal 1997, options to purchase 25,000 shares of Common Stock were granted to Mr. Rogan and subsequently repriced. See "TEN-YEAR OPTION/SAR REPRICINGS" below.

(K) Other annual compensation to this executive officer did not exceed the lesser of $50,000 or 10 percent of such executive officer's total salary and bonus for such fiscal year.

                 REPORT OF THE FINANCE AND PERSONNEL COMMITTEE

     The Finance and Personnel Committee of the Board of Directors (the "Committee") is comprised of three directors: Mr. John L. Wineapple, who is the Chairman, and Messrs. Fred S. Katz and William A. Lemer. These three individuals were elected to the Board and to the Committee in February 1997.

EXECUTIVE COMPENSATION

     Compensation for the Company's executive officers is comprised of base salary, annual performance incentive payments, long-term incentive awards in the form of stock option grants, and employee health and welfare benefits. The goals of the Company's executive compensation policy are to motivate and reward its executive officers for overseeing and managing the Company's operations and investments, contributing towards long-term strategic planning and improving long-term stockholder value, and to attract and retain high-quality executive talent. The Company, however, was faced with significant executive compensation issues during Fiscal 1997 as a result of the November 8, 1996 sale of substantially all of the assets of its principal operating subsidiaries, FoxMeyer and FoxMeyer Drug Company, to McKesson.

     Prior to the sale to McKesson, and except with respect to the Company's Co-Chief Executive Officers, the Company historically did not pay any compensation other than stock options to its other executive officers, whose salaries and bonuses were generally paid by FoxMeyer and FoxMeyer Drug. As a result of that sale, however, the Company was required to attract, retain and compensate these other executive officers, all of whom were entitled to employment with and/or significant compensation and severance benefits from McKesson, which had assumed their employment agreements with FoxMeyer. See "EMPLOYMENT AGREEMENTS" below.

     More recently, the Committee examined the Company's compensation arrangements and identified the following key issues:

          1. The Company's existing officers and key employees have extensive and critical knowledge of the Company's history and operations that would be impossible to duplicate. Absent their continued employment by the Company, it would be extremely difficult for the Company to continue on its most critical strategies and initiatives, including but not limited to the following matters:

             a. Pursuing settlement of all outstanding issues involving the Company's investment in and obligations to National Steel Corporation;

             b. Defending the Company in the litigation commenced by the FoxMeyer Corporation Creditors' Committee seeking to avoid the June 19, 1996 dividend of certain assets from FoxMeyer to the Company;

             c. Maximizing the Company's return on its investments and reducing and settling its various obligations; and

             d. Investigating and prosecuting matters against persons and entities that significantly harmed the Company's equity interests in its drug distribution and related subsidiaries that filed for relief under Chapter 11 of the Bankruptcy Code.

          2. The Company has been the subject of significant negative press coverage as a result of the FoxMeyer Drug Chapter 11 filing, the dividend avoidance lawsuit and the sharp drop in the Company's stock price, all of which may have a negative impact on the public perception of officers and key employees who remain with the Company and impose financial risk on certain of these individuals. Those who choose to remain with the Company are also choosing to forego other opportunities and thereby stake their reputations along with the Company's, and should be rewarded appropriately when the Company is successful.

          3. As of February 1997, the existing market price of the Company's outstanding Common Stock was just over one-half of the then-existing option strike price for the Company's officers and key employees other than the Co-Chief Executive Officers, and between only five and twelve percent of the Co-Chief Executive Officer's then-existing option strike prices.

          4. The Personnel and Compensation Committee of the Board of Directors had previously adopted a Performance Incentive Plan (the "Plan") for certain officers and key employees, which provided that a fixed percentage of the Company's Net Income (as such term is defined in the Plan) would be paid to such officers and key employees based on a fixed allocation schedule. The Committee, however, had approved the Plan only for the fiscal year ended March 31, 1997. Due to large losses generated in connection with the operations and subsequent Chapter 11 filings of the Company's drug distribution subsidiaries, there would not be any awards under the Plan for Fiscal 1997.

     In view of the foregoing, the Committee determined that the existing stock option grants and Plan did not provide any real incentive for executive officers and key employees to choose to remain with the Company, and that a significant restructuring of the Company's compensation arrangements for key officers and employees was required. Accordingly, the Committee adopted a two-pronged compensation strategy. First, the Committee repriced and replaced the options to purchase the Company's Common Stock that had been previously granted to its executive officers and key employees. The new options would be exercisable at a strike price equal to the market price on the grant date of the new options, and would vest on a shorter timetable, 18 months, when compared to the existing options. Second, the Committee modified the definition of Net Income in the Plan and extended it beyond its current March 31, 1997 expiration date. The Committee intends to meet periodically during the forthcoming fiscal year to monitor and, if necessary, to adjust the compensation arrangements for the Company's executive officers.

CO-CHIEF EXECUTIVE OFFICERS

     The Committee makes decisions with respect to the compensation of Abbey J. Butler and Melvyn J. Estrin, the Co-Chief Executive Officers of the Company. During Fiscal 1997, in accordance with their respective Employment Agreements with the Company (see below), the Company paid each of Messrs. Butler and Estrin, the Company's Co-Chief Executive Officers and Co-Chairmen of the Board, a base salary of $350,000. This base salary was approved by the Board of Directors in January 1995, based upon the recommendation of the then existing Personnel and Compensation Committee (which had consulted with an outside advisor). The Board of Directors of the Company did not award any bonuses to Messrs. Butler and Estrin for Fiscal 1997.

     Messrs. Butler and Estrin also had separate employment agreements with FoxMeyer to serve as its Co-Chief Executive Officers and Co-Chairmen of the Board, under which they were each paid their base salaries until November 8, 1996, at which time their agreements were assumed and assigned by FoxMeyer to McKesson Corporation in connection with its acquisition of substantially all of the assets of FoxMeyer and FoxMeyer Drug Company. In addition, Messrs. Butler and Estrin also had separate employment agreements with Ben Franklin to serve as its Co-Chairmen of the Board, under which they were each paid their base salaries until March 1, 1997, at which time Messrs. Butler and Estrin resigned from Ben Franklin. Messrs. Butler and Estrin did not receive any payments from FoxMeyer under their employment agreements after November 1996 or from Ben Franklin after March 1997, and will not receive any such payments during Fiscal 1998.

                                     JOHN L. WINEAPPLE (CHAIRMAN)
                                     FRED S. KATZ
                                     WILLIAM A. LEMER

     The foregoing report is not incorporated by reference in any prior or future filings of the Company under the Securities Act of 1933, as amended (the "1933 Act"), or under the Securities Exchange Act of 1934, as amended (the "1934 Act"), directly or by reference to the incorporation of proxy statements of the Company, unless the Company specifically incorporates the report by reference, and the report shall not otherwise be deemed filed under such Acts.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Finance and Personnel Committee of the Company's Board of Directors performs the functions of a compensation committee. One of the members of the Finance and Personnel Committee, Fred S. Katz, also serves as Chairman of the Board of Cyclone. In 1995, a subsidiary of the Company, M&A, invested $700,000 in Cyclone in exchange for a promissory note and warrants to purchase 218,750 shares of common stock of Cyclone. In connection with that transaction, Mr. Katz and Bradford G. Corbett, who are shareholders of Cyclone, agreed to transfer 175,000 shares of his or their shares of Cyclone's common stock to M&A and, so long as M&A owns such shares, to nominate and support a designated representative of M&A to sit on Cyclone's Board of Directors. A representative of M&A currently sits on Cyclone's Board of Directors, and Messrs. Katz and Corbett remain obligated to deliver these shares to M&A.

          OPTION/SAR GRANTS IN FISCAL YEAR 1997 TO EXECUTIVE OFFICERS

     The following table provides information regarding options granted during Fiscal 1997 by the Company, Phar-Mor and UroHealth to the Company's executive officers named in the Summary Compensation Table. No options or warrants were granted during Fiscal 1997 by Fox Canada, CST or Cyclone to the Company's executive officers named in the Summary Compensation Table.

                                            INDIVIDUAL GRANTS
                            --------------------------------------------------
                                         PERCENT OF
                                           TOTAL
                            NUMBER OF     OPTIONS/                               POTENTIAL REALIZABLE VALUE
                            SECURITIES      SARS                                   AT ASSUMED ANNUAL RATES
                            UNDERLYING   GRANTED TO                              OF STOCK PRICE APPRECIATION
                             OPTIONS/    EMPLOYEES    EXERCISE OR                    FOR OPTION TERM(B)
                               SARS      IN FISCAL    BASE PRICE    EXPIRATION   ---------------------------
           NAME             GRANTED(#)    YEAR(A)       ($/SH)         DATE          5%($)         10%($)
           ----             ----------   ----------   -----------   ----------   -------------   -----------
GRANTS BY THE COMPANY:
Abbey J. Butler...........          (C)        --           --             --          326,325       721,094
Melvyn J. Estrin..........          (C)        --           --             --          326,325       721,094
Edward L. Massman.........          (D)        --           --             --           17,056        37,694
Grady E. Schleier.........    15,000(E)      2.3%      17.1250       04-04-01            6,560        14,498
Scott E. Peterson.........     3,000         0.4%      17.4375       04-05-01            6,560        14,498
                              15,000(F)      2.3%      17.1250       04-04-01
William L. Estes..........          (G)        --           --             --    Terminated.
Kevin J. Rogan............    25,000(H)      3.8%      17.1250       04-04-01    Terminated.
GRANTS BY PHAR-MOR:
Abbey J. Butler...........     5,000(I)    3.125%       6.1719       09-30-01            8,525        18,840
Melvyn J. Estrin..........     5,000(I)    3.125%       6.1719       09-30-01            8,525        18,840
GRANTS BY UROHEALTH:
Abbey J. Butler...........     7,500(J)     0.73%       13.375       08-09-06           63,085       159,872
Melvyn J. Estrin..........     7,500(J)     0.73%       13.375       08-09-06           63,085       159,872

---------------

(A) With respect to grants by the Company, percentages are based on the total number of options that were granted to all employees and directors during Fiscal 1997, excluding those that were repriced and/or replaced during Fiscal 1997.

(B) With respect to grants by the Company, the potential realizable values set forth under these columns are calculated using the new exercise prices for the options that were repriced and/or replaced during Fiscal 1997. See "TEN-YEAR OPTION/SAR REPRICINGS" below. With respect to all of the grants by the Company, Phar-Mor and UroHealth, these amounts result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission ("SEC") and are not intended to forecast future price appreciation of the stock indicated. The amounts reflect potential future value based upon growth at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock indicated. There can be no assurance that the amounts reflected in this table will be achieved.

(C) In Fiscal 1997, all of the options to purchase 994,640 shares of Common Stock that were previously granted to each of Mr. Butler and Mr. Estrin, including options to purchase 99,440 shares of Common Stock that expired in Fiscal 1997, were repriced and/or replaced by the Company.

(D) In Fiscal 1997, all of the options to purchase 52,000 shares of Common Stock that were granted to Mr. Massman in Fiscal 1996 and Fiscal 1995 were repriced by the Company.

(E) In Fiscal 1997, the options to purchase 15,000 shares of Common Stock that were granted to Mr. Schleier earlier in Fiscal 1997, and the options to purchase 5,000 shares of Common Stock that were granted in Fiscal 1996 and Fiscal 1995, were repriced by the Company.

(F) In Fiscal 1997, the options to purchase 18,000 shares of Common Stock that were granted to Mr. Peterson earlier in Fiscal 1997, and the options to purchase 2,000 shares of Common Stock that were granted in Fiscal 1996, were repriced by the Company.

(G) In Fiscal 1997, the options to purchase 150,000 shares of Common Stock that were granted to Mr. Estes in Fiscal 1996 were repriced by the Company.

(H) In Fiscal 1997, the options to purchase 25,000 shares of Common Stock that were granted to Mr. Rogan earlier in Fiscal 1997 were repriced by the Company.

(I)  All of these options are immediately exercisable.

(J)  All of these options will become exercisable on August 9, 1997.

AGGREGATE OPTIONS/SAR EXERCISES IN FISCAL 1997 BY EXECUTIVE OFFICERS AND FISCAL
                           YEAR-END OPTION/SAR VALUES

     There were no options exercised during Fiscal 1997 by any of the executive officers named in the Summary Compensation Table. Because the market value of the Company's Common Stock on March 31, 1997 ($1.0625, as reported on the New York Stock Exchange Composite Tape) was less than the exercise price of all of the outstanding options held by the named executive officers, there were no in-the-money unexercised options held at the end of Fiscal 1997.

                                                                                NUMBER OF SECURITIES
                                                                               UNDERLYING UNEXERCISED
                                                                                  OPTIONS/SAR'S AT
                                                                                     FY-END(#)
                                          SHARES ACQUIRED       VALUE       ----------------------------
                  NAME                    ON EXERCISE(#)     REALIZED($)    EXERCISABLE    UNEXERCISABLE
                  ----                    ---------------    -----------    -----------    -------------
Abbey J. Butler.........................        --               --              0            994,640
Melvyn J. Estrin........................        --               --              0            994,640
Edward L. Massman.......................        --               --              0             52,000
Grady E. Schleier.......................        --               --              0             20,000
Scott E. Peterson.......................        --               --              0             20,000
Kevin J. Rogan(A).......................        --               --              0                  0
William L. Estes(A).....................        --               --              0                  0

---------------

(A) All options for these executive officers terminated upon their termination of employment with the Company.

                        LONG-TERM INCENTIVE PLANS --  AWARDS
                               IN LAST FISCAL YEAR (A)

                                     NUMBER OF      PERFORMANCE     ESTIMATED FUTURE PAYOUTS UNDER
                                   SHARES, UNITS      OR OTHER       NON-STOCK PRICE-BASED PLANS
                                     OR OTHER       PERIOD UNTIL    ------------------------------
             NAME                     RIGHTS         MATURATION     THRESHOLD    TARGET    MAXIMUM
             ----                  -------------    ------------    ---------    ------    -------
Abbey J. Butler................       4.125%          04-1-98           0          0        None
Melvyn J. Estrin...............       4.125%          04-1-98           0          0        None
Edward L. Massman..............       3.125%          04-1-98           0          0        None
Grady E. Schleier..............       1.625%          04-1-98           0          0        None
Scott E. Peterson..............       1.625%          04-1-98           0          0        None

---------------

(A) Effective January 1, 1997, the Company adopted a Performance Incentive Plan (the "Plan"). The purpose of the Plan is to motivate and reward high performing executives, focus executive attention on achieving key objectives for each fiscal year, and be a material component of a total competitive pay structure. The participants in the Plan presently consist of the Company's executive officers, including the executive officers named above, and certain key employees. Participants are entitled to share in a fund based on a specified percentage of certain components of the Company's annual Net Income, as defined in the Plan, and the participant must continue to be an officer or other employee of the Company through the date the award is to be paid. There was no Net Income for the fiscal quarter ended March 31, 1997 and, consequently, no amounts were paid under the Plan for Fiscal 1997. For Fiscal 1998, the fund to be distributed, if any, to participants will equal 17.5% of Net Income.

                           TEN-YEAR OPTION/SAR REPRICINGS

     The following table sets forth information regarding repricings and replacements of stock options that were previously awarded to the Company's executive officers named in the Summary Compensation Table.

                                                                                                 LENGTH OF
                                                     MARKET                                       ORIGINAL
                                    NUMBER OF        PRICE         EXERCISE                     OPTION TERM
                                    SECURITIES    OF STOCK AT      PRICE AT                     REMAINING AT
                                    UNDERLYING      TIME OF        TIME OF                        DATE OF
                                   OPTIONS/SARS   REPRICING OR   REPRICING OR   NEW EXERCISE    REPRICING OR
                                   REPRICED OR     AMENDMENT      AMENDMENT        PRICE         AMENDMENT
       NAME(A)            DATE      AMENDED(#)        ($)            ($)            ($)             (B)
       -------          --------   ------------   ------------   ------------   ------------   --------------
Abbey J. Butler.......  07-17-96     800,000           6.94            18.25      9.50-14.00     35 months
                        02-12-97     994,640(C)      1.1875      9.50-22.375          1.1875   0-53 months(D)
Melvyn J. Estrin......  07-17-96     800,000           6.94            18.25      9.50-14.00     35 months
                        02-12-97     994,640(C)      1.1875      9.50-22.375          1.1875   0-53 months(D)
Edward L. Massman.....  07-17-96      25,000           6.94           16.625            6.94     55 months
                        12-12-96      52,000(E)       2.125      6.94-22.375           2.125    24-53 months
                        02-12-97      52,000(F)      1.1875            2.125          1.1875     58 months
Grady E. Schleier.....  07-17-96      15,000           6.94           17.125            6.94     56 months
                        12-12-96      20,000(G)       2.125       6.94-21.25           2.125    35-53 months
                        02-12-97      20,000(F)      1.1875            2.125          1.1875     58 months
Scott E. Peterson.....  07-17-96      15,000           6.94           17.125            6.94     56 months
                        12-12-96      20,000(G)       2.125       6.94-18.00           2.125    41-53 months
                        02-12-97      20,000(F)      1.1875            2.125          1.1875     58 months
William L. Estes......  07-17-96     150,000           6.94           16.625            6.94     55 months
Kevin J. Rogan........  07-17-96      25,000           6.94           17.125            6.94     56 months

---------------

(A) Mr. Butler and Mr. Estrin are each the Co-Chairman and Co-Chief Executive Officer, Mr. Massman is the Senior Vice President and Chief Financial Officer, Mr. Schleier is the Vice President and Treasurer, and Mr. Peterson is the Vice President -- Finance and Controller, of the Company. Mr. Estes was formerly the Chief Operating Officer of FoxMeyer and FoxMeyer Drug, and Mr. Rogan was formerly the Senior Vice President and General Counsel of the Company, FoxMeyer and FoxMeyer Drug.

(B) All of the options that were repriced on February 12, 1997 have a five year term. One third of these options will vest on August 12, 1997, another one-third of these options will vest on February 12, 1998, and the remaining one-third of the options will vest on August 12, 1998.

(C) 800,000 of these options were the same options that were repriced in July 1996.

(D) At the beginning of Fiscal 1997, Mr. Butler and Mr. Estrin each held options to purchase 994,640 shares of Common Stock, which included options to purchase 99,440 shares of Common Stock that were to expire in August 1996. In connection with the repricing of their options in February 1997, the Company replaced the options to purchase 99,440 shares of Common Stock that were previously granted to each of Mr. Butler and Mr. Estrin, and that expired in August 1996, so as to provide them with the same number of options they held at the beginning of Fiscal 1997.

(E)  25,000 of these options were the same options that were repriced in July
     1996.

(F)  These options were the same options that were repriced in December 1996.

(G) 15,000 of these options were the same options that were repriced in July
    1996.

                  COMMITTEE REPORT REGARDING OPTION REPRICINGS

     With respect to the February 1997 stock option repricing, the report of the Finance and Personnel Committee, which was formed in February 1997, is included as part of the "REPORT OF THE FINANCE AND PERSONNEL COMMITTEE" set forth above. With respect to the 1996 stock option repricings, the members of the then-existing Personnel and Compensation Committee resigned from the Committee and the Board of Directors in February 1997, and the Committee was merged into the Finance and Personnel Committee. Although the following report with respect to the 1996 stock option repricings is made over the names of the members of the current Finance and Personnel Committee, the report is based solely on the minutes of Personnel and Compensation Committee meetings at which the repricings were approved.

JULY 1996 REPRICING

     At a special meeting of the Personnel and Compensation Committee of the Board of Directors held on July 6, 1996, the Committee considered the exchange of new stock options for some of the old stock options previously granted to the Company's executives and Co-Chief Executive Officers. The Co-Chief Executive Officers believed that since the market price of the Company's common stock was so much less than the option strike prices, the options were no longer an incentive at that critical time, and that it was imperative that the present management team be kept in place to stabilize the organization and return the Company to profitability. The Committee recognized the urgency of the situation and considered it within the framework of the Company receiving value for any exchange, preserving the integrity of the Company and increasing shareholder value. The Committee continued its discussions between July 11 through 17, 1996, and discussed various alternatives with respect to the existing outstanding options, giving careful consideration to shareholder value as the primary mandate. As a result of these meetings, the Committee approved the repricing of options for certain employees selected by the Co-Chief Executive Officers and determined by their importance to the future of the Company. These employees would have the right to exchange only their most recently granted options -- but not all of their options -- for new options in the same amount as the exchanged options and on a new three year vesting schedule, but with the strike price being equal to the market price on the date of the grant.

     With respect to the Co-Chief Executive Officers, who each held just under 1,000,000 options, the Committee decided to address only the existing options to purchase 800,000 shares each at $18.25 per share. The Committee determined that the current Co-Chief Executive Officers represented the best team to work together to realize shareholder value, and approved the repricing of their respective 800,000 options. The repriced options would have a new four year vesting schedule, with new exercise prices set between $9.50 -- a 50% premium over the closing price on July 16, 1996 -- and $14.00 per share. As discussed above, these options were subsequently repriced in February 1997.

DECEMBER 1996 REPRICING

     At a regular meeting of the Personnel and Compensation Committee of the Board of Directors held on December 3, 1996, the Committee considered the repricing of stock options for certain officer and key employees of the Company, other than the Co-Chief Executive Officers, in connection with the separation of the Company's operations from FoxMeyer Corporation. The Co-Chief Executive Officers believed that, because the market price of the Company's common stock was so much less than the strike prices of the options previously granted to these optionees, the options no longer provided an adequate and appropriate incentive, and that it was imperative that the present management team be kept intact to stabilize the Company at this critical time. The Committee continued its discussions at a meeting on December 12, 1996, at which time it approved the repricing of the options on a new three year vesting schedule, but with the strike price being equal to the market price on the date of the grant. As discussed above, these options were subsequently repriced in February 1997.
                                            JOHN L. WINEAPPLE (CHAIRMAN)
                                            FRED S. KATZ
                                            WILLIAM A. LEMER

     The foregoing report is not incorporated by reference in any prior or future filings of the Company under the Securities Act of 1933, as amended (the "1933 Act"), or under the Securities Exchange Act of 1934, as amended (the "1934 Act"), directly or by reference to the incorporation of proxy statements of the Company, unless the Company specifically incorporates the report by reference, and the report shall not otherwise be deemed filed under such Acts.

                               PERFORMANCE GRAPH

     Prior to Fiscal 1997, the Company was principally involved in health care services, including the distribution of a full line of pharmaceutical products and health and beauty aids, as well as providing various managed care services, through FoxMeyer, FoxMeyer Drug and other wholly-owned subsidiaries. Prior to Fiscal 1997, the Company was also involved in the franchising and operation of crafts stores, and the wholesale distribution of products to those stores, through Ben Franklin, its partially-owned subsidiary. Accordingly, in prior fiscal years, the Company compared the performance of the Common Stock with that of the Standard & Poor's 500 Index and an index of peer companies selected by the Company, which consisted of companies that were engaged primarily in the wholesale drug distribution business and in the sale of variety and crafts merchandise.

     In Fiscal 1997, however, FoxMeyer, FoxMeyer Drug and their operating subsidiaries filed for bankruptcy and subsequently sold substantially all of their assets, and Ben Franklin and its operating subsidiaries separately filed for bankruptcy. Because the Company did not receive any proceeds from the sale of FoxMeyer's assets, and is unlikely to recover any significant amounts out of the FoxMeyer and Ben Franklin bankruptcies, the Company believes that it would not be appropriate to continue to compare the performance of its Common Stock with the same peer companies used in prior years. Moreover, because the market capitalization of its equity securities declined during Fiscal 1997, the Company believes that it would be more appropriate to compare the performance of its Common Stock with the Standard & Poor's SmallCap 600 Index, which is a market-value weighted index consisting of 600 domestic stocks chosen for market size, liquidity and industry group representation.

     Accordingly, the following graph compares the performance of the Common Stock, the Standard & Poor's 500 Index and the Standard & Poor's SmallCap 600 Index for the Company's last five fiscal years. The graph assumes that the value of the investment in the Common Stock and in each index was $100 on April 1, 1992, and that all dividends were reinvested.

        MEASUREMENT PERIOD                                                  S&P SMALLCAP
      (FISCAL YEAR COVERED)            THE COMPANY       S&P 500 INDEX           600
4/1/92                                         100.00             100.00             100.00
1993                                            97.54             115.23             117.40
1994                                           120.05             116.93             127.55
1995                                           145.38             135.13             134.28
1996                                           136.00             178.51             176.16
1997                                             7.50             213.89             190.94

     The foregoing graph is not incorporated in any prior or future filings of the Company under the 1933 Act or the 1934 Act, directly or by reference to the incorporation of proxy statements of the Company, unless the Company specifically incorporates the graph by reference, and the graph shall not otherwise be deemed filed under such Acts.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires the Company's directors, executive officers and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities ("10% Owners") to file reports of beneficial ownership of the Company's securities and changes in such beneficial ownership with the SEC. Directors, executive officers and 10% Owners are also required by rules promulgated by the Commission to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     Based solely upon a review of the copies of the forms filed pursuant to
Section 16(a) furnished to the Company, or written representations that no year-end Form 5 filings were required for transactions occurring during Fiscal 1997, the Company believes that its directors, executive officers and 10% Owners complied with Section 16(a) filing requirements applicable to them during Fiscal 1997 and prior fiscal years.

                             EMPLOYMENT AGREEMENTS

     Effective February 27, 1995, the Company entered into employment agreements with Messrs. Butler and Estrin pursuant to which they each agreed to serve as Co-Chairmen and Co-Chief Executive Officers of the Company for a rolling three year term at a minimum annual base salary of $350,000, subject to periodic increases by the Company's Board of Directors. Mr. Butler and Mr. Estrin are also entitled to participate in the benefits generally available to senior executives of the Company. If either Mr. Butler's or Mr. Estrin's employment with the Company is terminated "Without Just Cause" (as such term is defined in the agreements), Mr. Butler or Mr. Estrin, as the case may be, will be entitled to receive from the Company monthly severance payments equivalent to his monthly base salary and any bonus awards that otherwise would have been paid during the term of the agreements. For additional compensation received by Messrs. Butler and Estrin, see the Summary Compensation Table and Note E thereto. Messrs. Butler and Estrin also had employment agreements with each of FoxMeyer and Ben Franklin; the FoxMeyer agreements were assumed by McKesson, which then terminated their employment in November 1996, and the Ben Franklin agreements terminated upon their resignations in March 1997.

     Edward L. Massman, the Senior Vice President and Chief Financial Officer of the Company, has an employment agreement with the Company that expires on October 31, 1998, subject to automatic renewal for successive one year terms unless the Company provides Mr. Massman with six months' prior notice of its intent not to renew. Under the agreement, Mr. Massman's minimum annual base salary is $225,000, plus a minimum annual bonus in the amount of $100,000 payable no later than November of each year commencing in 1997. Mr. Massman is also entitled to participate in the benefits generally available to senior executives of the Company. If Mr. Massman's employment with the Company is terminated "Without Cause" (as such term is defined in the agreement), he would be entitled to receive, at his option (i) a single lump sum severance payment equal to the amount of total compensation that would otherwise have been paid during the forthcoming twelve month period or (ii) monthly severance payments for a period of twenty-four months. In addition, under the Agreement, the Company paid Mr. Massman $300,000 and assigned to him a fifty percent (50%) interest in all amounts received by the Company from the proceeds of any sale of any assets of or its interests in Alumet Partnership, in respect of his agreement to be employed by the Company (and thereby forego additional compensation and severance benefits to which he was entitled under his Employment Agreement with FoxMeyer, which had been assumed by McKesson), and for coordinating the separation and relocation of the Company from FoxMeyer.

     Grady E. Schleier, the Vice President and Treasurer of the Company, has an employment agreement with the Company that expires on October 31, 1998. Under the agreement, Mr. Schleier's minimum annual base salary is $150,000, and he is also entitled to participate in the benefits generally available to senior executives of the Company. If Mr. Schleier's employment with the Company is terminated "Without Cause" (as such term is defined in the agreement), he would be entitled to receive, at his option (i) a single lump sum severance payment equal to the amount of total compensation that would otherwise have been paid during the forthcoming sixth month period or (ii) monthly severance payments for a period of twelve months. In addition, under the Agreement, the Company paid Mr. Schleier $75,000 in respect of his agreement to be employed by the Company and thereby forego additional compensation and severance benefits to which he was entitled under his Employment Agreement with FoxMeyer, which had been assumed by McKesson.

     Scott E. Peterson, the Vice President -- Finance and Controller of the Company, has an employment agreement with the Company that is substantively identical to the employment agreement described above between the Company and Grady E. Schleier.

                      OWNERSHIP OF COMMON STOCK OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of June 27, 1997 with respect to the beneficial ownership of Common Stock by (i) persons believed by the Company to be the beneficial owners of more than 5 percent of the outstanding shares of Common Stock, (ii) all directors and nominees for election as directors of the Company, (iii) each of the current named executive officers of the Company, and (iv) all directors and executive officers as a group. With respect to William L. Estes and Kevin J. Rogan, both of whom were formerly executive officers of the Company, the information provided is as of November 8, 1996, the last date of their employment.

     The number of shares of Common Stock beneficially owned by each individual set forth below is determined under rules of the Securities and Exchange Commission (the "Commission") and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power and any shares that an individual presently, or within 60 days of the date of the Annual Meeting, has the right to acquire through the exercise of any stock option or other right. Unless otherwise indicated, each individual has sole voting and investment power (or shares such powers with his spouse) with respect to the shares of Common Stock set forth in the following table.

                                                              NUMBER OF SHARES    PERCENTAGE OF
                    NAME AND ADDRESS(1)                       OF COMMON STOCK      OUTSTANDING
                    OF BENEFICIAL OWNER                      BENEFICIALLY OWNED     SHARES(8)
                    -------------------                      ------------------   -------------
The Centaur Group..........................................      1,504,055(2)         10.37%
  c/o Centaur Partners IV
  17 Battery Place, Suite 709
  New York, New York 10004
DIRECTORS AND NOMINEES FOR DIRECTORS
  (INCLUDING THOSE WHO ARE ALSO EXECUTIVE OFFICERS):
  Abbey J. Butler..........................................      1,835,601(2)(3)      12.66%
  Melvyn J. Estrin.........................................      1,839,357(2)(4)      12.69%
  Hyman H. Frankel.........................................              0        0%
  Fred S. Katz.............................................              0        0%
  William A. Lemer.........................................              0        0%
  Charles C. Pecarro.......................................              0        0%
  John L. Wineapple........................................          5,000(5)            (9)

                                                              NUMBER OF SHARES    PERCENTAGE OF
                    NAME AND ADDRESS(1)                       OF COMMON STOCK      OUTSTANDING
                    OF BENEFICIAL OWNER                      BENEFICIALLY OWNED     SHARES(8)
                    -------------------                      ------------------   -------------
EXECUTIVE OFFICERS:
  Edward L. Massman........................................         17,333(6)            (9)
  Grady E. Schleier........................................          6,666(7)            (9)
  Scott E. Peterson........................................          6,666(7)            (9)
FORMER EXECUTIVE OFFICERS:
  William L. Estes.........................................              0        0%
  Kevin J. Rogan...........................................              0        0%
All Directors and Current Named Executive Officers as a
  Group
  (10 persons).............................................      2,206,568(10)        15.22%
  Dimensional Fund Advisors, Inc...........................        697,393             4.81%(11)
  Travelers Group, Inc.....................................        906,364             6.25%(12)
  United Equities Commodities Company, et al...............      1,146,900             7.91%(13)

---------------

 (1) The business address of each of the directors and current executive officers listed above is c/o Avatex Corporation, 5910 North Central Expressway, Suite 1780, Dallas, Texas 75206. The current business address of William L. Estes and Kevin J. Rogan is c/o McKesson Corporation, 1220 Senlac Drive, Carrollton, Texas 75006.

 (2) The Centaur Group is comprised of Messrs. Butler and Estrin, Centaur Partners IV, a New York general partnership ("Centaur IV"), Estrin Equities Limited Partnership, a Maryland limited partnership ("Estrin Equities"), and Butler Equities II, L.P., a Delaware limited partnership ("Butler Equities"). The general partners of Centaur IV are Estrin Equities and Butler Equities.

     Mr. Butler owns all of the outstanding capital stock of AB Acquisition Corp., a Delaware corporation ("AB Acquisition"). AB Acquisition is the sole general partner of Butler Equities.

     Mr. Estrin owns 69.8% of the outstanding capital stock of Human Service Group, Inc., a Delaware corporation ("Human Service"), subject to a dispute involving ownership of approximately 9% of the shares of Human Service. Human Service owns all of the capital stock of HSG Acquisition Co., a Delaware corporation ("HSG"). HSG and MJE, Inc., a Virginia corporation controlled by Mr. Estrin, are the general partners of Estrin Equities.

     The Centaur Group in the aggregate holds 1,504,055 shares of Common Stock. These shares are held directly by the persons and entities described above as follows: Centaur IV, 1,000; Mr. Butler, 1,185,600; Mr. Estrin, 310,455 shares (including 18,080 shares held in two trusts for which Mr. Estrin is a co-trustee, the beneficial ownership of which he disclaims), and Estrin Equities, 7,000 shares. Pursuant to the terms of the Centaur IV partnership agreement, neither Estrin Equities nor Butler Equities may acquire or dispose of shares of Common Stock without the consent of Centaur IV. In addition, pursuant to the Centaur IV partnership agreement, Estrin Equities and Butler Equities must vote all shares of Common Stock owned by each such entity as directed by Centaur IV. Accordingly, Centaur IV, which directly holds 1,000 shares, may be deemed to share the power to direct the voting and disposition of the 7,000 shares held by Estrin Equities.

     Estrin Equities has designated Mr. Estrin and Butler Equities has designated Mr. Butler to act as a "Coordinating Person" pursuant to the Centaur IV partnership agreement. Messrs. Estrin and Butler, acting together, manage the affairs of Centaur IV and have the authority to make all decisions concerning Centaur IV's interest in the Common Stock.

     Estrin Equities disclaims beneficial ownership of the shares of Common Stock owned by Mr. Butler individually, and Butler Equities disclaims beneficial ownership of the shares of Common Stock owned by Estrin Equities and Mr. Estrin individually.

 (3) Includes (a) Mr. Butler's beneficial ownership of Common Stock through The Centaur Group and (b) options to purchase 331,546 shares of Common Stock that are exercisable within 60 days of the Annual Meeting.

 (4) Includes (a) Mr. Estrin's beneficial ownership of Common Stock through The Centaur Group, (b) 3,756 shares of Common Stock through his participation in the FoxMeyer 401(k) Plan, and

     (c) options to purchase 331,546 shares of Common Stock that are exercisable within 60 days of the Annual Meeting. Pursuant to the terms of the Centaur IV partnership agreement, Mr. Estrin has agreed to exercise all voting and other rights of beneficial ownership with respect to such shares as directed by the Coordinating Persons.

 (5) Mr. Wineapple owns 5,000 shares of Common Stock.

 (6) Mr. Massman holds options to purchase 17,333 shares Common Stock that are exercisable within 60 days of the Annual Meeting.

 (7) Mr. Schleier and Mr. Peterson each holds options to purchase 6,666 shares Common Stock that are exercisable within 60 days of the Annual Meeting.

 (8) Percentages are based on a total of 14,500,132 shares of Common Stock, which consists of 13,806,375 shares outstanding as of June 27, 1997, plus 693,757 shares underlying options that are exercisable within 60 days of the Annual Meeting held by all directors and current named executive officers of the Company as a group under the Company's Stock Option and Performance Award Plan.

 (9) Indicates less than 1%.

(10) Includes (a) 1,504,055 shares of Common Stock held by members of The Centaur Group, (b) 8,756 additional shares of Common Stock owned by directors and the current named executive officers of the Company, and (c) 693,757 shares of Common Stock underlying options that are exercisable within 60 days of the Annual Meeting held by directors and the current named executive officers of the Company.

(11) Dimensional Fund Advisors, Inc. provided information regarding its stock ownership in the Company as of December 31, 1996, at which time it stated that it owned 5.05% of the outstanding Common Stock (exclusive of shares underlying options that are exercisable within 60 days of the Annual Meeting held by directors and the current named executive officers of the Company). The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(12) Travelers Group, Inc. provided information regarding its stock ownership in the Company as of December 31, 1996, at which time it stated that it owned 6.06% of the outstanding Common Stock (exclusive of shares underlying options that are exercisable within 60 days of the Annual Meeting held by directors and the current named executive officers of the Company). The address of Travelers Group, Inc. is 388 Greenwich Street, New York, New York 10013.

(13) United Equities Commodities Company, Momar Corporation and Moses Marx (collectively, "United") provided information regarding their stock ownership in the Company as of May 30, 1997, at which time they stated that they owned 8% of the outstanding Common Stock (exclusive of shares underlying options that are exercisable within 60 days of the Annual Meeting held by directors and the current named executive officers of the Company). These numbers and percentages do not include United's ownership of the Company's preferred stock, some of which is convertible into Common Stock. The address of United is c/o James E. Spiotto, Chapman & Cutler, 111 West Monroe Street, Chicago, Illinois 60603.

     In addition to the beneficial owners listed above, Warburg, Pincus Counsellors, Inc. previously indicated that, as of December 31, 1995, it owned 7.41% of the outstanding Common Stock (exclusive of shares underlying options that are exercisable within 60 days of the Annual Meeting held by directors and the current named executive officers of the Company). The Company does not believe that Warburg, Pincus Counsellors, Inc. currently owns any Common Stock.

                              CERTAIN TRANSACTIONS

     With respect to Hyman H. Frankel, PhD., who is a director of the Company, see "COMPENSATION OF DIRECTORS" above.

     With respect to Fred S. Katz, who is a director of the Company, see "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS" above.

     The Company, through a number of wholly-owned subsidiaries (the "Development Subsidiaries"), engages in the buying, holding, operating and disposing of real estate, notes secured by real estate and other investments. These activities are typically conducted through limited partnerships (the "Partnerships") in which the Development Subsidiaries hold a general partner's interest. The managing general partner of each of the Partnerships is an affiliate of The Bernstein Companies, a real estate development firm based in Washington, D.C. Melvyn J. Estrin, Co-Chairman and the Co-Chief Executive Officer of the Company, is a director of each of the Development Subsidiaries. Mr. Estrin is the brother of Wilma E. Bernstein and the brother-in-law of Stuart
A. Bernstein, owners of The Bernstein Companies.

     On October 11, 1996, the Development Subsidiaries sold their respective partnership interests in twelve Partnerships to the other partners of the Partnerships or their designated affiliates, all of whom were affiliated with The Bernstein Companies. The assets of the Partnerships consisted of real estate, notes secured by real estate and other investments, including a secured note receivable from another partnership, the general partner of which is a corporation owned by Stuart A. Bernstein. The liabilities of the Partnerships consisted of various real estate notes and mortgages, including one promissory note payable to Wilma E. Bernstein. The total consideration received by the Development Subsidiaries in the transaction was $7 million in cash and a secured promissory note in the amount of $1.725 million, which has since been paid in full. The sales price was supported by an independent valuation prepared at the Company's request, which opined that the consideration being received by the Company was "reasonable consideration." The transaction was approved by the Boards of Directors of each of the Development Subsidiaries and the Company, including the independent members of the Company's Board of Directors.

     As of March 31, 1997, the Development Subsidiaries continued to have approximately $3.6 million invested in the remaining Partnerships, and $200,000 was invested in one non-real estate venture affiliated with The Bernstein Companies.

     The Company was a party to a Suite License Agreement dated July 10, 1995 with D.C. Arena L.P., with respect to the license of a suite at the MCI Arena being constructed in Washington, D.C. Through June 1996, the Company had paid a total of $70,000 of the first years' license fee under the agreement. During the remainder of Fiscal 1997, an entity affiliated with Melvyn J. Estrin, Co-Chairman and Co-Chief Executive Officer of the Company, commenced making payments on the Company's behalf under the agreement, and the Company has agreed to assign its rights under the agreement to that entity.

                                    GENERAL

     As of the date of this Proxy Statement, management does not intend to present at the Annual Meeting, and has no knowledge that others will present, any matters other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matters should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote on such matters in accordance with their own judgment.

     Deloitte & Touche LLP served as independent auditors for the Company for the fiscal year ended March 31, 1997 and will continue in that capacity for the fiscal year ending March 31, 1998. Representatives of Deloitte & Touche will be present at the Annual Meeting. It is not expected that such representatives will make a statement at the Annual Meeting, but they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

     Proxies in the form enclosed are solicited by or on behalf of the Board of Directors. The Company will bear the cost of preparing, assembling and mailing material in connection with this solicitation of proxies and may reimburse persons holding stock in their names or those of their nominees for their expenses in sending solicitation material to their principals.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING STAMPED AND ADDRESSED ENVELOPE.

                 STOCKHOLDER NOMINATIONS AND PROPOSALS FOR 1997

     Stockholders intending to submit names of nominees for election to the Board of Directors at any annual meeting must comply with Section 12A of the Company's By-laws which requires, among other things, notice to the Secretary of the Company 45 days in advance of such meeting.

     Any proposals intended to be presented to stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company for inclusion in the proxy statement for such annual meeting by March 1, 1998.

                                            By Order of the Board of Directors
                                            /s/ ROBERT H. STONE
                                            ROBERT H. STONE
                                            Secretary

Dallas, Texas
June 30, 1997

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                               AVATEX CORPORATION

                                AUGUST 12, 1997

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

A [X] Please mark your
      votes as in this
      example.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

                  FOR   WITHHELD
1.  Election of                      NOMINEES: Hyman H. Frankel
    Directors     [ ]     [ ]                  Fred S. Katz
                                               Charles C. Pecarro

For, except vote WITHHELD from the following nominee(s):
________________________________________________________


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly be presented to the meeting or any adjournment thereof.


SIGNATURE _______________________________________________ DATE _____________

NOTE: The signature should agree with the name on your stock certificate. If acting as attorney, executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If shares are held jointly, each stockholder should sign.

                                     PROXY

                               AVATEX CORPORATION

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
             MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 12, 1997

        The undersigned, a stockholder of Avatex Corporation (the "Corporation"), hereby constitutes and appoints Abbey J. Butler and Melvyn J. Estrin and each of them, as the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution and revocation in each of them, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 10:00 a.m. on August 12, 1997, and at any and all adjournments or postponements thereof, with authority to vote all shares held or owned by the undersigned in accordance with the direction indicated herein.

        Receipt of the Notice of Annual Meeting of Stockholders dated June 30, 1997 and the Proxy Statement furnished therewith is hereby acknowledged.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1 AND PURSUANT TO ITEM 2.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)